               AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

        This Amendment is an amendment dated July 25, 2002 to the AGREEMENT AND
PLAN OF REORGANIZATION ["Agreement"], dated as of December 19, 2001, by and among Huntington Telecommunications Partners, L.P., a California limited partnership ("HTP"), Competitive Companies Holdings, Inc., a Nevada corporation
("CCH"), and Competitive Companies, Inc., a Nevada corporation ("CCI").

Section 6.15 of the Agreement is amended to read as follows:

6.15 Registration of Shares. HTP shall have the right to rescind this transaction if the following shall occur:

        (a) within 390 days following the Closing Date, the SEC (i) has not declared effective the Form SB-2 registering the CCH Common Stock to be received by HTP as the Initial Purchase Price pursuant to the Reorganization; (ii) has issued a stop order suspending the effectiveness of the Form SB-2 or any part thereof; or (iii) has initiated or threatened to issue a stop order suspending the effectiveness of the Form SB-2 or any part thereof;

All other terms and conditions of the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                    HTP:      Huntington Telecommunications Partners, L.P.

                    By:       KBL Investment Co.
                    Its:      General Partner

                    By:       /s/David C. Hewitt
                    Name:     David C. Hewitt
                    Title:    President

                    CCH:      Competitive Companies Holdings, Inc.

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                    By:       /s/Larry Halstead
                    Name:     Larry Halstead
                    Title:    President

                    CCI:

                    By:       /s/Larry Halstead
                    Name:     Larry Halstead
                    Title:    Chief Financial Officer

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